Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our audit report dated March 19, 2009, relating to the consolidated financial statements as of and for the two years ended December 31, 2008, which appears in Thompson Creek Metals Company Inc.’s Annual Report on Form 10 K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia

October 29, 2010